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                                                                     Exhibit 5.1


                             [Arch Coal letterhead]


                                February 8, 2001



Arch Coal, Inc.
CityPlace One, Suite 300
St. Louis, Missouri 63141

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     I am the Vice President--Law & General Counsel of Arch Coal, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (Registration No. 333-45198), pursuant to the Securities Act of 1933, as amended, relating to the public offering by Ashland Inc. (the "Selling Stockholder") of 4,756,968 shares (the "Selling Stockholder Shares") and by the Company of up to 3,293,032 shares (the "Company Shares") of Common Stock, par value $.01 per share, of the Company, including up to an aggregate of 1,050,000 shares of Common Stock as to which Merrill Lynch, Pierce, Fenner & Smith, the underwriter, will have an option to purchase solely for the purpose of covering over-allotments.

     I am familiar with the Registration Statement. I have reviewed the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth.

     On the basis of the foregoing, I am of the opinion that (i) the Selling Stockholder Shares are duly authorized and have been validly issued and are fully paid and non-assessable and (ii) the Company Shares are duly authorized and, when issued and sold as described under the caption "Underwriting" in the prospectus forming part of the Registration Statement, will have been validly issued and be fully paid and non-assessable.

     I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name in the prospectus forming a part thereof under the caption "Legal Matters."

                                       Yours truly,


                                       /s/ Robert G. Jones
                                       -------------------
                                       Robert G. Jones
                                       Vice President--Law & General Counsel